UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 16, 2006

Collegiate Pacific Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17293	22-2795073
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13950 Senlac Drive, Suite 100, Dallas, Texas		75234
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972.243.8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2006, the Compensation Committee of the Board of Directors of Collegiate Pacific Inc. (the "Company") adopted a change in control arrangement for certain key executive officers of the Company and approved the form of Change in Control Agreement prior to execution by the Company and each executive officer. The following description of the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Change in Control Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Compensation Committee adopted the change in control arrangement as part of its ongoing review of the Company's compensation programs and in recognition of the importance to the Company and its stockholders of avoiding the distraction and loss of key executive officers that may occur in connection with rumored or actual fundamental corporate changes. The executive officers of the Company that have entered into a Change in Control Agreement with the Company are:

1. Michael J. Blumenfeld, Chief Executive Officer;
2. Adam L. Blumenfeld, President;
3. William R. Estill, Chief Financial Officer;
4. Arthur J. Coerver, Chief Operating Officer;
5. Harvey Rothenberg, Vice President, Marketing;
6. Tevis Martin, Executive Vice President, U.S. Operations;
7. Kurt Hagan, Executive Vice President, Sales and Marketing; and
8. Bob Dickman, General Manager, Team Sports Division.

The Change in Control Agreement provides that so long as (a) the Company is not in default of any of its payment obligations under any of its senior debt or subordinated convertible notes at the time of the change in control and (b) the executive officer has not been terminated by the Company for cause (e.g., conviction of a felony, acts of dishonesty or breach of confidentiality) or resigned from the Company without good reason (e.g., reduction in salary or responsibilities, or mandatory relocation) prior to the six month anniversary of the change of control, each of the above-named executive officers, except Messrs. Martin, Hagan and Dickman, will receive a lump sum payment on the six month anniversary of the change in control in an amount equal to 2.99 times the sum of the executive officer's then current annual base salary plus the cash bonus, if any, paid to the executive officer for the most recently completed fiscal year. The change in control payment to each of Messrs. Martin, Hagan and Dickman will be subject to the same terms and conditions as the other executive officers, except the amount of their lump sum payments on the six month anniversary of the change in control will be in an amount equal to their respective then current annual base salary plus the cash bonus, if any, paid to the executive officer for the most recently completed fiscal year.

If, however, after the occurrence of a change in control and prior to the six month anniversary thereof, the executive officer is terminated by the Company without cause or the executive resigns for good reason, the change in control payment shall be due and payable by the Company to the executive officer on the effective date of termination.

A "change in control" for purposes of the agreement means the occurrence of any of the following events at any time while the executive officer is employed by the Company:

(a) the acquisition by any person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such person to exercise 40% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors, other than any such acquisition by (i) Michael J. Blumenfeld or any other syndicate or group that includes Michael J. Blumenfeld as a member, (ii) the Company or (iii) any subsidiary or any employee benefit plan of the Company, and during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors (together with any new directors whose election to the board of directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the board of directors then in office; or

(b) the acquisition by any person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors, other than any such acquisition by (i) Michael J. Blumenfeld or any other syndicate or group that includes Michael J. Blumenfeld as a member, (ii) the Company or (iii) any subsidiary or any employee benefit plan of the Company; or

(c) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company, or any conveyance, sale, transfer or lease or disposal of all or substantially all of the assets of the Company to another person (other than (a) any such transaction (x) involving a merger or consolidation that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company (other than any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company solely for shares of publicly traded common stock listed on the American Stock Exchange or on an established national securities exchange or automated over-the-counter trading market in the United States) and (y) pursuant to which the holders of 50% or more of the total voting power of all shares of the Company's capital stock entitled to vote generally in the election of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, more than 50% of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction or (b) any transaction which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock).

If any amount of the payment to be received by an executive officer after the occurrence of a change of control is deemed to be a parachute payment under Section 280G of the Internal Revenue Code and subject to any excise taxes that may be payable under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the amount of the payment to the executive officer will be reduced so that no excise tax is payable. Further, the Change in Control Agreement provides the agreements shall be amended, if necessary, to comply with Section 409A of the Code.

Each executive officer has agreed not to compete with the Company during the term of his employment and for a period of one-year following the termination thereof for any reason.

Item 7.01 Regulation FD Disclosure.

Reference is made to the Company's press release, dated June 20, 2006, announcing the Company's wholly-owned subsidiary, Tomark Sports, Inc., has entered into an exclusive supply agreement with Porter Athletic for certain counties located in Southern California. For additional information, reference is made to the press release attached hereto as Exhibit 99.1, which is incorporated herein solely for purposes of this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

10.1 Form of Executive Officer Change in Control Agreement.

99.1 Press Release, dated June 20, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Collegiate Pacific Inc.

June 20, 2006	By:	William R. Estill

Name: William R. Estill
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Change in Control Agreement
99.1	Press Release